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IDS MARKET ADVANTAGE SERIES, INC.
Registration Number 33-30770/2-54516

EXHIBIT INDEX

Exhibit 11.    Independent Auditors' Consent
Exhibit 17.    Financial Data Schedules
Exhibit 19(b). Officers' Power of Attorney